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                                                                 EXHIBIT 10(fff)

                       AMENDMENT NO. 1 TO LOAN AGREEMENT

         This Amendment No. 1 is made as of _____________, 1995 by Source One Mortgage Services Corporation, Farmington Hills, Michigan ("Company") and Comerica Bank, a Michigan banking corporation, of Detroit, Michigan ("Bank").

         Company and Bank entered into a loan agreement dated August 10, 1995 (the "Loan Agreement") in connection with a $60,000,000 revolving credit facility as described therein.

         Company has requested and Bank has agreed to amend the Loan Agreement in certain respects to (i) allow for the exchange of certain newly issued subordinated debt securities of the Company for certain existing preferred stock of the Company, and (ii) modify certain provisions of the Loan Agreement in order to treat such newly issued subordinated debt as equity in certain instances.

         Wherefore, Company and Bank agree as follows:

         1. This Amendment No. 1 shall be effective from and after the date in which Company first exchanges Subordinated Debt (as defined below) for Company's 8.42% cumulative preferred stock, Series A.

         2. The following definitions are hereby added to Article 6 of the Loan Agreement:

                 "Subordinated Debt: means the principal amount of (but not any interest on) the unsecured subordinated Debt of the Company outstanding from time to time (which amount shall not exceed $100,000,000) evidenced by the Quarterly Income Capital Securities (Subordinated Interest Deferrable Debentures, Due 2025) of the Company Issued (or to be issued) in exchange for certain of the Company's Series A Preferred Stock, the terms of which unsecured subordinated Debt are set forth in the Subordinated Debt Indenture; but shall not include any such unsecured subordinated Indebtedness with respect to which any amounts shall have been deposited with the trustee under the Subordinated Debt Indenture or otherwise irrevocably set aside for the benefit of the holders of such Debt for the purpose of defeasance of such Debt."

                 "Subordinated Debt Indenture: means that certain Subordinated Indenture, dated as of ________________, as amended or supplemented from time to time, by and between the Company and IBJ Schroeder, as trustee, pursuant to which the Company has issued or will issue the Subordinated Debt."

         3. Section 5.1 of the Loan Agreement is amended to read as follows:

         "Breach any covenant under (i) the Revolving Credit Agreement, or (ii) the Subordinated Debt Indenture, as they may be
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         amended from time to time pursuant to their terms, if such breach results in the occurrence of an Event of Default under the Revolving Credit Agreement or the Subordinated Debt Indenture, as the case may be."

         4. Section 5.2 of the Loan Agreement is amended to read as follows:

         "Permit consolidated tangible net worth plus Subordinated Debt at any time to be less than $180,000,000."

         5. Section 5.3 of the Loan Agreement is amended to read as follows:

         "Permit the ratio of (i) Consolidated Indebtedness (excluding Subordinated Debt) to consolidated tangible net worth (including Subordinated Debt) at the end of any month to be greater than 4 to 1."

         6. Section 5.5 of the Loan Agreement is amended to read as follows:

         "Permit Debt" (as defined in the Revolving Credit Agreement, but excluding Subordinated Debt) to exceed an amount which is $10,000,000 less than the sum of values as set forth in Section 8.5(a) through (f) of the Revolving Credit Agreement (assuming that the Facility is unsecured).

         7. Except as amended hereby, the Loan Agreement shall remain in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart.



                                                     SOURCE ON MORTGAGE
                                                     SERVICES CORPORATION

                                                     By: /s/
                                                         ----------------------

                                                     Its:
                                                         ----------------------



                                                     COMERICA BANK

                                                     By: /s/
                                                         -----------------------

                                                     Its:  Vice President
                                                           ---------------------